Exhibit 10.4

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into as of March 16, 2015 is made by and among REAL GOODS SOLAR, INC., a Colorado corporation (“Real Goods”) (ii) REAL GOODS ENERGY TECH, INC., a Colorado corporation (“Real Goods Energy”), ALTERIS RENEWABLES, INC., a Delaware corporation (“Alteris”), MERCURY ENERGY, INC., a Delaware corporation (“Mercury”), REAL GOODS SOLAR, INC. - MERCURY SOLAR, a New York corporation (“Mercury Solar”) ELEMENTAL ENERGY, LLC, a Hawaii limited liability company (“Elemental”), and SUNETRIC MANAGEMENT LLC, a Delaware limited liability company (“Sunetric”, and together with Real Goods, Real Goods Energy, Alteris, Mercury, Mercury Solar and Elemental, individually and collectively, jointly and severally, the “Debtor”), and RIVERSIDE FUND III L.P. (the “Secured Party”).

WHEREAS, Real Goods and Secured Party are parties to the Fourth Amended and Rested Promissory Note dated as of March 16, 2015, pursuant to which the Debtor owes Secured Party the sum of THREE MILLION DOLLARS ($3,000,000) (as the same may be amended, supplemented or restated from time to time, the “$3,000,000 Note”), together with interest on the unpaid principal amount;

WHEREAS, the Note was issued in replacement of and substitution for, but not in repayment or novation of, the Third Amended and Restated Promissory Note, dated as of August 18, 2014, the Second Amended and Restated Promissory Note, dated as of May 23, 2013, the Amended and Restated Promissory Note, dated as of March 27, 2013 and the original Promissory Note dated as of May 2, 2012, each in the original principal amount of $3,000,000; and

WHEREAS, Real Goods and Secured Party are parties to the Fourth Amended and Rested Promissory Note dated as of March 16, 2015, pursuant to which the Debtor owes Secured Party the sum of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000) (as the same may be amended, supplemented or restated from time to time, the “$150,000 Note,” and together with the $3,000,000 Note, the “Notes”), together with interest on the unpaid principal amount;

WHEREAS, the Note was issued in replacement of and substitution for, but not in repayment or novation of, the Third Amended and Restated Promissory Note, dated as of August 18, 2014, the Second Amended and Restated Promissory Note, dated as of May 23, 2013, the Amended and Restated Promissory Note, dated as of March 27, 2013 and the original Promissory Note dated as of June 20, 2012, each in the original principal amount of $150,000; and

WHEREAS, in connection with the Notes, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor hereby agrees with the Secured Party as follows:

1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code as in effect from time to time in all relevant jurisdictions (the “UCC”) are used in this Agreement with such meanings.

2. Grant of Security. Each Debtor hereby grants to the Secured Party, a continuing security interest in and to all of such Debtor’s right, title and interest in, to and under all of its tangible and intangible personal property, whether now or hereafter existing, owned or acquired (the “Collateral”), including, without limitation, all of such Debtor’s:

(a) goods (including, without limitation, inventory and equipment and any accessions thereto);

(b) instruments (including, without limitation, promissory notes);

(c) (i) all investment property in which such Debtor has an interest and (ii) all other equity interests which are interests in limited liability companies or partnerships in which such Debtor has an interest, in each case together with dividends and distributions payable in respect of the Collateral described in the foregoing clauses (i) and (ii);

(d) accounts;

(e) documents;

(f) chattel paper (whether tangible or electronic);

(g) deposit accounts;

(h) letter-of-credit rights;

(i) the commercial tort claims set forth in the exhibits hereto;

(j) general intangibles (including, without limitation, payment intangibles and software); and

(k) any and all proceeds (including all insurance proceeds) of, and all supporting obligations with respect to, the foregoing but excluding the excluded collateral listed on Exhibit I attached hereto.

3. Security for Obligations. This Agreement and the Collateral in which the Secured Party is granted a security interest hereunder secures the following obligations of each Debtor to the Secured Party (collectively, the “Secured Obligations”):

(a) The prompt and complete payment and performance when due (whether by acceleration or otherwise) of the Notes, including, without limitation, all accrued but unpaid interest and all fees, costs and expenses due; and

(b) Any and all other liabilities and obligations of every name and nature whatsoever of each Debtor to the Secured Party whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due including, without limitation and without regard as to whether or not contemplated at the time of this Agreement, any extensions of credit hereinafter made by the Secured Party to such Debtor, any obligations of such Debtor acquired by the Secured Party, and any guaranties by each Debtor of obligations owed by others to the Secured Party.

4. Debtors Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) each Debtor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5. Representations and Warranties. Each Debtor represents and warrants as follows:

(a) Ownership of Collateral. Except as expressly permitted by this Agreement and for the security interests created by this Agreement, such Debtor owns the Collateral it is providing free and clear of any lien other than Permitted Liens. Except as expressly permitted by this Agreement and such as may have been filed in favor of the Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office. “Permitted Liens” shall mean (i) Liens securing taxes, assessments and other governmental charges or levies not yet due and payable or the claims of, or obligations owing to, materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business but not yet due and payable; (ii) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen’s compensation, unemployment insurance or similar legislation; (iii) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which in the sole judgment of the Secured Party do not materially detract from the value of such property or impair the use thereof in the business of the Debtor; (iv) Liens in favor of the Secured Party; and (v) a lien existing on the Collateral for the benefit of Silicon Valley Bank (the “Senior Lender”) to secure the Debtors’ obligations to the Senior Lender under that certain loan and security agreement dated as of December 19, 2011 among the Debtor and the Senior Lender (the “Senior Loan Agreement”) .

(b) Type and Jurisdiction of Organization. The Debtor is a duly organized entity and in good standing under the laws of the jurisdiction listed for it in the preamble hereto.

(c) Reserved

6. General Covenants of Debtor. Each Debtor shall:

(a) not sell, lease, transfer, or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party except in the ordinary course of business or otherwise permitted by the Senior Lender in accordance with the Senior Loan Agreement;

(b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(c) give the Secured Party 30 days’ prior written notice of (i) any change in the Debtor’s name or (ii) any merger, consolidation, reincorporation, reorganization, conversion or other action that results in a change of the jurisdiction of organization of the Debtor or otherwise affects the perfection and/ or priority of the security interest granted hereunder;

(d) pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part hereof or for its use and operation.

7. Maintenance of Collateral and Insurance.

(a) Each Debtor shall maintain the Collateral in good condition and repair and shall make all necessary repairs, replacements, additions, and improvements thereto. Each Debtor will hold and preserve its records concerning its all of its accounts and, without limiting the generality of the foregoing, for not less than 3 years from the date on which each of such Debtor’s accounts arose, each Debtor shall maintain complete records of such account and all documentation relating thereto.

(b) Each Debtor will maintain casualty and liability insurance with financially sound and reputable insurance companies in such amounts and coverages as may be reasonably satisfactory to the Secured Party, with losses payable, in the case of casualty policies, to the Debtor and the Secured Party as their respective interests may appear. All insurance policies shall name the Secured Party as loss payee and additional insured and shall contain such other terms and conditions as may be customarily required by Secured Party. The Debtor shall provide the Secured Party within 5 days request, a certificate of insurance evidence the naming of the Secured Party and endorsement to the insurance policies reflecting the Secured Party and an additional insured. All insurance proceeds received by the Secured Party may be applied in its discretion to the satisfaction of the Secured Obligations or to repair or replacement of any property which sustained the casualty, except as otherwise required by applicable law.

8. Inspections. The Secured Party may, upon reasonable prior notice, visit and inspect each Debtor’s property, to inspect and audit each Debtor’s books and records and make photocopies thereof, review the Debtor’s accounts and discuss the Debtor’s affairs, finances and accounts of with its officers, employees and accountants, all at such times during normal business hours and as often as the Secured Party may reasonably request, subject to the Debtor’s reasonable confidentiality requirements.

9. Further Assurances. Each Debtor agrees that from time to time the Debtor will, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

10. Authorization to File Financing Statements. Each Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Debtor and ratifies the prior filing of any financing statements by the Secured Party.

11. The Secured Party Appointed Attorney-in-Fact. Each Debtor hereby constitutes and appoints the Secured Party its true and lawful attorney, irrevocably, with full power after the occurrence of an Event of Default (in the name of such Debtor or otherwise) to act, require, demand, receive, compound, and give acquittance for any and all monies and claims for monies due or to become due to such Debtor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Secured Party may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

12. The Secured Party May Perform. If any Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtors under Section 16(b) hereof.

13. Standard of Care. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

14. Remedies.

(a) Following the occurrence of a default hereunder or under the Note which continues beyond any applicable grace period the Secured Party shall have all of its rights and remedies hereunder and those provided by law or in equity. The Secured Party shall have all of the rights and remedies of a secured party under the UCC and shall have full power and authority to sell or otherwise dispose of the Collateral or any part thereof. Any such sale or other disposition, subject to the provisions of applicable law, may be by public or private proceedings and may be made by one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as the Secured Party may determine. Except as required by law, such sale or other disposition may be made without advertisement or notice of any kind or to any person. Where reasonable notification of the time or place of such sale or other disposition is required by law, such requirement shall have been met if such notice is delivered as provided in the Agreement, at least ten (10) days before the time of such sale or other disposition. Upon notice from the Secured Party, the Debtor shall assemble the Collateral at a time and place specified by the Secured Party. To the extent permitted by law, the Secured Party or any other holder of the Secured Obligations may buy any or all of the Collateral upon any sale thereof. To the extent permitted by law, upon any such sale or sales, the Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption or any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Debtor. In the event any consent, approval or authorization of any governmental agency shall be necessary to effectuate any such sale or sales, each Debtor shall execute, as necessary, all applications or other instruments as may be required.

(b) The Secured Party may commence proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver-manager) of the Collateral or of any part thereof. The Secured Party may, if permitted without the commencement of a proceeding, appoint any person to be a receiver of the Collateral or any part thereof and may remove any receiver so appointed and appoint another in his stead. Any such receiver appointed by the Secured Party, or a court at the request of the Secured Party, shall have power (i) to take possession of the Collateral or any part thereof; (ii) to carry on the business of the Debtor; (iii) to borrow money on the security of the Collateral for the maintenance, preservation or protection of the Collateral or any part thereof or for the carrying on of the business of the Debtor; and (iv) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine; provided that the Secured Party shall not be in any way responsible for any misconduct or negligence of any such receiver.

15. Application of Proceeds.

(a) Except as expressly provided elsewhere in this Agreement, all proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as follows:

(i) first, to the payment of any and all expenses and fees (including reasonable attorneys’ fees) incurred by the Secured Party in obtaining, taking possession of, removing, insuring, repairing, storing, and disposing of Collateral and any and all amounts incurred by the Secured Party in connection therewith;

(ii) second, to the payment of all interest accrued and unpaid on the Notes;

(iii) third, to the payment of the principal amount owing on the Note; and

(iv) fourth, to the payment of all other Secured Obligations then owing.

(b) If no Secured Obligation is outstanding, any surplus then remaining shall be paid to the Debtor, subject, however, to the rights of the holder of any then existing lien of which the Secured Party has actual notice (without investigation).

(c) Each Debtor shall be liable for any deficiency in payment of the Secured Obligations, including all reasonable costs and expenses of collection, custody, sale or other disposition or delivery and all other charges due against the Collateral, as provided hereunder.

16. Indemnity and Expenses.

(a) Each Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from the Secured Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b) Each Debtor agrees to pay to the Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by any Debtor to perform or observe any of the provisions hereof.

(c) The obligations of Debtor in this Section 16 shall (i) survive the termination of this Agreement and the discharge of the Debtor’s other obligations under this Agreement and the Notes.

17. Continuing Security Interest; Termination and Release.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, (ii) be binding upon the Debtor and its successors and assigns, and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns.

(b) Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination the Secured Party will, at the Debtors’ expense, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

18. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Massachusetts without regard to conflict of law principles.

20. Notices. Any notice or other communication hereunder shall be made at the addresses, in the manner, and with the effect provided in annex I hereto.

21. Entire Agreement. This Agreement supersedes all prior communications, understandings and agreements of or between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

22. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

23. Amendment. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed on behalf of all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

24. Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce that provision or any other provision hereof at any time thereafter.

25. Assignment. This Agreement shall be binding upon and inure to the benefit of only the parties hereto and no party may assign any of its rights or obligations hereunder.

26. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

27. Subordination Agreement. This Agreement is subject to the terms and conditions contained in that certain Amended and Restetd Subordination Agreement dated as of March16, 2015 among the Debtor, the Secured Party and the Senior Lender

28 Joint and Several. All of the obligations hereunder of Real Goods, Real Goods Energy, Mercury, Mercury Solar, Elemental and Sunetric are joint and several.

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IN WITNESS WHEREOF, Debtor has executed and delivered this Agreement as of the date first stated above.

REAL GOODS SOLAR, INC.		REAL GOODS ENERGY TECH, INC.

By:	/s/ Dennis Lacey	By:	/s/ Dennis Lacey
Name:	Dennis Lacey	Name:	Dennis Lacey
Title:	Chief Executive Officer	Title:	Chief Executive Officer

ALTERIS RENEWABLES, INC.		MERCURY ENERGY, INC.

By:	/s/ Dennis Lacey	By:	/s/ Dennis Lacey
Name:	Dennis Lacey	Name:	Dennis Lacey
Title:	Chief Executive Officer	Title:	Chief Executive Officer

REAL GOODS SOLAR, INC. - MERCURY SOLAR		ELEMENTAL ENERGY, LLC

By:	/s/ Dennis Lacey	By:	/s/ Dennis Lacey
Name:	Dennis Lacey	Name:	Dennis Lacey
Title:	Chief Executive Officer	Title:	Chief Executive Officer

SUNETRIC MANAGEMENT LLC

By:	/s/ Dennis Lacey
Name:	Dennis Lacey
Title:	Chief Executive Officer

Acknowledged and Agreed:

RIVERSIDE FUND III, L.P.

By:	Riverside Partners III, LP, its general partner

By:	Riverside Partners III, LLC, its general partner

By:	/s/ David Belluck
Name:	David Belluck
Title:	Manager

Signature Page to Security Agreement

EXHIBIT I

Excluded Collateral

Notwithstanding the foregoing, the Collateral shall not include any of the Debtor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Debtor or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Pledged Collateral”):

the Excluded Shares now owned or hereinafter acquired;

all rights and privileges of the Debtor with respect to the membership interests and the other property referred to as Excluded Shares; and

all Proceeds of any of the Pledged Collateral.

“Excluded Shares” means, with respect to Alteris Renewables, Inc. 100% of the limited liability company interests in Alteris Project Finance Company LLC, together with (a) all certificates representing the same and any entries on the books of Alteris Project Finance Company LLC pertaining to such shares, and (b) all shares, limited liability company interests, or other ownership interests, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Excluded Shares, or resulting from a split-up, revision, reclassification or other like change of the Excluded Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Excluded Shares.